Exhibit 99.1

LASER MORTGAGE MANAGEMENT, INC. ANNOUNCES

A FINAL LIQUIDATION DISTRIBUTION TO STOCKHOLDERS OF APPROXIMATELY $0.86 PER SHARE

New York, New York, June 28, 2004. LASER Mortgage Management, Inc. (OTCBB:LSMM) announced today that it will make a final liquidation distribution to its stockholders pursuant to the company’s plan of liquidation and dissolution of approximately $0.86 per outstanding share of common stock.

Holders of record of LASER’s common stock as of July 5, 2004 will be entitled to receive the final liquidation distribution. The distribution will be payable on July 20, 2004. This is the final liquidating distribution and no further distributions will be made. The share record books of the Company will be closed as of the close of business on the payment date.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding LASER Mortgage Management, Inc.’ s business which are not historical facts are “forward-looking” statements that involve risk and uncertainties.

Date: June 28, 2004

Contact:	LASER Mortgage Management, Inc.
Mr. Charles R. Howe, II
Chief Financial Officer, Treasurer and Secretary
914-798-4216